Exhibit 10.1

November 9, 2020

Edoc Acquisition Corp.

7612 Main Street Fishers

Suite 200

Victor, NY 14564

Attn: Kevin Chen, Chief Executive Officer

I-Bankers Securities Inc

535 5th Ave
Suite 423

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Edoc Acquisition Corp., a Cayman Islands exempted company (the “Company”), and I-Bankers Securities Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one Class A ordinary share, $0.0001 par value per share, of the Company (the “Class A Ordinary Shares”) and one redeemable warrant (the “Warrant”) to purchase one-half of one Class A Ordinary Share and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination (the “Right”). Certain capitalized terms used herein are defined in paragraph 17 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder or officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.  If the Company solicits approval of its shareholders of a Business Combination (as defined below), the undersigned will vote all Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, or whether such Ordinary Shares are underlying the Private Units, in favor of such Business Combination.

2.  (a) In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in, or, with respect to his, her or its Insider Shares or Private Units, to any distribution of, the Trust Fund. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Warrants, which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Fund, American Physicians LLC (“Sponsor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold to or contracted for the Company, or by any target business with which the Company has discussed entering into a transaction agreement, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund to below $10.17 per IPO Share; provided that such indemnity shall not apply if such vendor or other person executes a waiver of any and all rights to seek access to the Trust Account and except as to claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities.

3.  (a) The Initial Shareholders agree that they shall not Transfer any Insider Shares: (x) with respect to 50% of its Insider Shares, until the earlier of (i) six (6) months after the date of the consummation of the Business Combination or (ii) the date on which the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination; and (y) with respect to the remaining 50% of their Insider Shares, six (6) months after the date of the consummation of the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not effectuate any Transfer of securities issued or issuable upon the exercise of the Private Units or their underlying securities until 30 days after the completion of the Business Combination (the “Private Units Lock-up Period” and together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 3(a) and (b), Transfers of the Insider Shares, securities issued or issuable upon the exercise of the Private Units or their underlying securities, and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 3(c)), are permitted: (1) to any persons (including their affiliates and shareholders) participating in the private placement of the Private Units, officers, directors, shareholders, employees and members of the Sponsor and its affiliates, (2) amongst insiders or to the Company’s officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (8) by private sales at prices no greater than the price at which the applicable securities were originally purchased or (9) to the Company for no value for cancellation in connection with the consummation of the Business Combination, in each case (except for clause 9) where the transferee agrees to the terms of this letter agreement and by the same agreements entered into by the Sponsor with respect to such securities.

(d) The Sponsor hereby agrees to enter into an agreement in accordance with the guidelines of Rule 10b5-1 under the Exchange Act to place limit orders, through an independent broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is not affiliated with the Company nor part of the underwriting or selling group in connection with the IPO, to purchase an aggregate of up to 3,750,000 of the Company’s Rights in the open market at market prices, and not to exceed $0.20 per Right, during the period commencing on the later of (i) the date separate trading of the Rights commences or (ii) sixty calendar days after the end of the “restricted period” under Regulation M, continuing until the date that is the earlier of (a) twelve (12) months from the date of the prospectus filed in connection with the IPO and (b) the date that the Company announces that it has entered into a definitive agreement in connection with a Business Combination, or earlier in certain circumstances as described in the limit order agreement (the “Buyback Period”). The limit orders will require the Sponsor to purchase any Rights offered for sale (and not purchased by another investor) at or below a price of $0.20, until the earlier of (x) the expiration of the Buyback Period or (y) the date such purchases reach 3,750,000 Rights in total. The Sponsor will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any Rights purchased in the open market pursuant to such agreements. It is intended that the broker’s purchase obligation will be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances.

4.  [Intentionally Omitted].

5.  In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned directors and officers of the Company agree to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned directors and officers might have.

6.  The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

7.  Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment for services rendered prior to, or in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to (i) repay working capital loans made by the undersigned or its affiliates to the Company in cash upon consummation of the Business Combination or, at the undersigned’s discretion, with respect to up to an aggregate of $1,500,000 of working capital loans from all lenders, by converting such loans into Private Units at a price of $10.00 per Private Unit, as more fully described in the Registration Statement, (ii) repay non-interest bearing loans and advances in an aggregate amount of $177,591 made to the Company by the Initial Shareholders to cover the IPO expenses, (iii) pay $10,000 per month to the Sponsor for office space and related services, and (iv) reimburse the undersigned and any affiliate of the undersigned for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

8.  Neither any undersigned officer or director, any member of the family of any undersigned officer or director, nor any affiliate of any undersigned officer or director will be entitled to receive or accept a finder’s fee or any other compensation in the event any undersigned officer or director, any member of the family of any undersigned officer or director or any affiliate of any undersigned officer or director originates a Business Combination.

9.  The undersigned officers and directors agree to be the officers and directors of the Company until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or such officer or director is officially replaced by the Company’s board of directors. The undersigned officers’ and directors’ biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the officers’ and directors’ biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Each of the undersigned officers’ and directors’ FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects.

10. Each of the undersigned represents and warrants that:

(a) He, she or it has never had a petition under the federal bankruptcy laws or any state or foreign insolvency law been filed by or against (i) him, her or it, or any partnership in which he, she or it was a general partner at or within two years before the time of filing; or (ii) (to the extent the undersigned is an individual) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b) He, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his or her business or property, or any such partnership;

(c) He, she, or it has never been convicted of fraud in a civil or criminal proceeding;

(d) He, she, or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in 8(e)(i) above, or to be associated with persons engaged in any such activity;

(g) He, she or it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal, state, or foreign securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) He, she or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) He, she or it has never been the subject of, or a party to, any federal, state, or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any federal ,state or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j) He, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) He, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) He, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) He, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or any foreign regulatory agency with similar functions; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) He, she or it has never been subject to any order of the SEC or any foreign regulatory agency with similar functions that orders him to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the foreign or federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, and Rule 10b-5 thereunder, and Section 206(1) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) He, she or it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) He, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q) He, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) He, she or it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) He, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

11.  The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to hold the position/title in the Company indicated in the Registration Statement (if applicable).

12. The undersigned hereby waives his, her or its right to exercise redemption rights (in connection with a Business Combination) with respect to any Ordinary Shares owned or to be owned by the undersigned directly or indirectly, whether purchased prior to the IPO, in the IPO or in the aftermarket, or whether such Ordinary Shares are underlying the Private Units, and agrees that he, she or it will not seek redemption with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto.

13. The undersigned hereby agrees to not propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination that would affect the substance or timing of the Company’s obligation to redeem 100% of the IPO Shares if the Company does not complete a Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association.

14.  In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

15.  Each officer of the Company agrees not to become involved with another publicly listed blank check company with a class of securities registered under the Exchange Act prior to us announcing an agreement to acquire our initial Business Combination, or the expiration of the period for us to announce and/or complete our initial Business Combination.

16.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.

17. As used herein, (i) a “Business Combination” shall mean a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or any other similar business combination with one or more businesses or entities; (ii) “Initial Shareholders” shall mean the Sponsor and any Insider that holds founder shares of the Company; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vi) “Permitted Transferees” shall mean any transferee that received securities of the Company upon a Transfer in compliance with Section 3(c) herein; (vii)“Private Units” shall mean (x) the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) additional Units that will be purchased in a private placement upon the full or partial exercise of the underwriters’ over-allotment option for the Company’s IPO; (viii) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; (ix) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (x) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

18.  Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.  No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

20.  The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

21.  This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company and each officer or director that is the subject of any such change, amendment modification or waiver.

22. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the IPO is not consummated and closed by March 31, 2021; provided further that paragraph 3 of this letter agreement shall survive such liquidation.

[signature page follows]

AMERICAN PHYSICIANS LLC

By:	/s/ Xiaoping Becky Zhang
	Name:	Xiaoping Becky Zhang
	Title:	Managing Member

/s/ Kevin Chen
Kevin Chen

/s/ Christine Zhao
Christine Zhao

/s/ Bob Ai
Bob Ai

/s/ Gang Li
Gang Li

/s/ Jiuji Yan
Jiuji Yan

Acknowledged and Agreed:

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer

[Signature Page to the Insider Letter]